Exhibit 99

                [OKLAHOMA'S SOUTHWEST BANCORP, INC. LETTERHEAD]

                    SOUTHWEST BANCORP, INC. REPORTS EARNINGS

CONTACT:       RICK GREEN, PRESIDENT & C.E.O.
               KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O.
TELEPHONE:     (405) 372-2230
RELEASE DATE:  WEDNESDAY, JULY 21, 2004


        July 21, 2004, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc.
(Nasdaq National Market--OKSB, OKSBO), the Oklahoma-based parent company of the Stillwater National Bank and Trust Company ("Stillwater National") and SNB Bank of Wichita ("SNB Wichita"), today reported net income for the second quarter of 2004 of $4.6 million, a 14% increase from the second quarter of 2003. Diluted earnings per share were $0.36 compared to $0.33 per share for the 2003 period, up 9%. Net income for the first six months of 2004 was $8.8 million, a 17% increase from the same period in 2003. Diluted earnings per share were $0.70 compared to $0.62 per share for the 2003 period, up 13%.

2004 RESULTS AND FOCUS

    o   Total assets of $1.8 billion; a 13% increase from year-end 2003.

    o   Portfolio loans of $1.2 billion; a 10% increase from year-end 2003.

    o   Net Income:                     $4.6 million; a 14% increase from second
                                        quarter 2003.

                                        $8.8 million; a 17% increase from the
                                        first six months of 2003.

    o   Diluted earnings per share:     $0.36; a 9% increase from second quarter
                                        2003.

                                        $0.70; a 13% increase from the first six months of 2003.

    o   Dividends per share:            $0.07; a 12% increase from second
                                        quarter 2003.

                                        $0.14; a 12% increase from the first six months of 2003.

    o   Return on average equity:       15.98% for the second quarter 2004.

                                        15.49% for the first six months of 2004.

    o   GAAP-based efficiency ratio:    52.10% for the second quarter 2004.

                                        54.02% for the first six months of 2004.

STRATEGIC PERSPECTIVE

        "Southwest Bancorp, Inc. ("Southwest") maintains an intense focus on specific performance goals designed to increase shareholder value. These goals include annual growth in diluted earnings per share and assets of 10% or more and geographic market share growth and expansion," said Rick Green, President and Chief Executive Officer. Southwest's earnings growth during the first six months of 2004 is primarily the result of significant loan growth and an increase in net interest income due to improved interest spread and margin. We are continuing to focus on increasing net interest income by prudent loan growth coupled with careful management of interest margins and funding.

        "We are pleased with the progress of our expansion strategy. For 2003 and the first six months of 2004, our Texas and Kansas operations contributed over 12% and 18% of consolidated net income, respectively. At June 30, 2004, loans from our Texas and Kansas operations accounted for $312.8 million, or 26%, of consolidated portfolio loans. We plan to continue our expansion into other markets outside of Oklahoma that meet our criteria for entry, including market concentrations of healthcare professionals and facilities, small businesses, and other niche markets that have proven successful for us. Southwest has received regulatory approval to expand further in Texas by opening a second branch office in the Dallas metropolitan area. The office is located in Preston Center at 5950 Berkshire Lane, Dallas, Texas where it is currently operating as a loan production office. The Preston Center location will begin operating as a full service branch late in the third quarter of 2004.

        "At the end of the second quarter of 2004, Southwest had total assets of $1.8 billion, loans of $1.5 billion, and deposits of $1.4 billion. At that date, regulatory capital ratios for Southwest, Stillwater National, and SNB Wichita continued to exceed regulatory requirements for a well-capitalized institution."

ADDITIONAL FINANCIAL INFORMATION

        Net income for the first six months of 2004 was $8.8 million, up $1.3 million, or 17%, from the same period in 2003. Basic earnings per share for 2004 were $0.73, up 16% from $0.63 in 2003. Diluted earnings per share of $0.70 increased 13% over the first half of 2003.

        Net interest income increased 23% from 2003. Non-interest income for 2004 declined $678,000 from 2003 due primarily to an $860,000 reduction in gain on sales of mortgage loans which occurred due to the lower refinancing demand created by higher mortgage interest rates in 2004.

        The provision for loan losses of $4.2 million increased $478,000, or 13%, from 2003. Noninterest expense of $21.1 million increased $2.9 million, or 16%, primarily as a result of increases in compensation, general and administrative, and occupancy expenses. Southwest recorded a one-time charge relating to executive retirement in the first quarter of 2004 of approximately $294,000 after related tax benefits.

FINANCIAL CONDITION

        At June 30, 2004, total assets were $1.8 billion, a $206.4 million increase from the end of 2003. Total portfolio loans (loans other than those held for sale) at the end of the second quarter 2004 were $1.2 billion, up $110.4 million, or 10%, from year-end 2003, primarily as a result of growth in commercial and commercial real estate lending.

ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING LOANS

        Nonaccrual loans totaled $14.3 million at June 30, 2004, compared to $14.5 million at December 31, 2003. Total nonperforming loans of $18.0 million increased $2.0 million, or 13%, from year-end 2003, and represented 1.20% of total loans, compared to 1.22% of total loans at year-end 2003. At June 30, 2004, $1.6 million, or 9%, of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities.

        Mr. Green said, "Much of our business is commercial lending. As a result, weakness in one or a few large credits can have a significant impact on our nonperforming loan totals. Through the years, however, we have demonstrated the ability to resolve problem commercial loans. Three credit relationships accounted for approximately $11.6 million, or 64%, of total nonperforming loans at June 30, 2004. Management is actively managing these relationships with the goal of resolving them during 2004."

        The allowance for loan losses of $17.8 million increased $1.9 million, or 12%, from year-end 2003, due primarily to the $186.2 million growth in loans that occurred during the first six months of 2004. At second quarter-end 2004, the allowance for loan losses was 1.19% of total loans, compared to 1.21% of total loans at year-end 2003. Management believes the amount of the allowance is appropriate, given its systematic methodology for calculating the allowance. That methodology is designed to estimate inherent losses on total loans in the portfolio, including those on nonperforming loans.

SECURITIES

        Southwest's common stock is traded on the Nasdaq National Market under the symbol OKSB. Trust preferred securities of Southwest's subsidiary, SBI Capital Trust, trade on the Nasdaq National market under the symbol OKSBO. Market makers for Southwest's common stock include Stifel Nicolaus & Co., Goldman Sachs & Co., Keefe Bruyette & Woods Inc., Merrill Lynch, RBC Dain Rauscher, Inc., Schwab Capital Markets, Morgan Stanley & Company, Sandler O'Neill & Partners and FTN Financial Securities Corp.

SOUTHWEST BANCORP AND SUBSIDIARIES

        Southwest is the financial holding company for Stillwater National Bank and Trust Company, SNB Bank of Wichita, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Southwest is an independent company, not controlled by other organizations or individuals and pursues an established strategy of independent operation for the benefit of all of its shareholders.

        A substantial portion of Southwest's current business and focus for the future are services for local businesses, their primary employees, and other managers and professionals. Southwest seeks to be the premier financial services company for its selected markets. Information regarding Southwest can be retrieved via the Internet, at WWW.OKSB.COM. Southwest, Stillwater National, and SNB Wichita offer commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting and other financial services from offices in Stillwater, Tulsa, Oklahoma City, and Chickasha, Oklahoma, Wichita, Kansas and metropolitan Dallas, Texas; loan production offices on the campuses of the University of Oklahoma Health Sciences Center and Oklahoma State University-Tulsa; a marketing presence in the Student Union at Oklahoma State University-Stillwater; and on the Internet. Information regarding products and services of Stillwater National and SNB Wichita, including SNB DIRECTBANKER(R), Southwest's online banking product, can be retrieved via the Internet, at WWW.OKSB.COM. The Stillwater National and SNB Wichita web sites and online banking technology are frequently updated in response to the changing needs of the large base of Internet banking customers.

FORWARD-LOOKING STATEMENTS

        This Press Release includes forward-looking statements, such as: statements of Southwest's goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest's ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate its future results.

SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                        JUNE 30,    DECEMBER 31,
                                                          2004          2003
                                                       ----------    ----------
ASSETS:
Cash and cash equivalents                              $   28,614    $   33,981
Investment securities:
  Held to maturity, fair value $7,476 (2004)
    and $16,144 (2003)                                      7,435        15,916
  Available for sale, amortized cost
    $205,158 (2004) and $176,470 (2003)                   202,593       177,074
  Federal Reserve Bank and Federal Home Loan
    Bank Stock, at cost                                    12,153        11,276
Loans held for sale                                       297,928       218,422
Loans receivable, net of allowance for loan
    losses of $17,790 (2004) and $15,848 (2003)         1,183,043     1,074,566
Accrued interest receivable                                12,778        11,321
Premises and equipment, net                                19,509        19,818
Other assets                                               23,111        18,351
                                                       ----------    ----------
      Total assets                                     $1,787,164    $1,580,725
                                                       ==========    ==========


LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
  Noninterest-bearing demand                           $  179,032    $  167,332
  Interest-bearing demand                                  59,699        53,955
  Money market accounts                                   440,432       376,016
  Savings accounts                                          7,849         6,903
  Time deposits of $100,000 or more                       431,314       358,130
  Other time deposits                                     237,574       241,789
                                                       ----------    ----------
      Total deposits                                    1,355,900     1,204,125
Other borrowings                                          227,483       183,850
Accrued interest payable                                    2,668         3,375
Income tax payable                                          6,788         2,850
Other liabilities                                           5,393         4,410
Subordinated Debentures                                    72,180        72,180
                                                       ----------    ----------
      Total liabilities                                 1,670,412     1,470,790
Shareholders' equity:
  Common stock - $1 par value; 20,000,000
    shares authorized; 12,243,042 shares
    issued and outstanding                                 12,243        12,243
  Capital surplus                                           7,819         6,997
  Retained earnings                                        99,775        92,657
  Accumulated other comprehensive income/(loss)            (1,521)          360
  Treasury stock, at cost; 163,395 (2004)
    and 287,410 (2003) shares                              (1,564)       (2,322)
                                                       ----------    ----------
      Total shareholders' equity                          116,752       109,935
                                                       ----------    ----------
      Total liabilities & shareholders' equity         $1,787,164    $1,580,725
                                                       ==========    ==========

SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
                                       FOR THE THREE MONTHS   FOR THE SIX MONTHS
                                           ENDED JUNE 30,       ENDED JUNE 30,
                                          2004       2003       2004       2003
                                        -------    -------    -------    -------
Interest income:
    Interest and fees on loans          $22,419    $19,299    $43,223    $37,021
    Investment securities                 2,002      2,012      3,955      4,085
    Other interest-bearing assets             2          2          3          6
                                        -------    -------    -------    -------
        Total interest income            24,423     21,313     47,181     41,112

Interest expense:
    Interest-bearing deposits             4,961      5,442      9,798     10,769
    Other borrowings                      1,318      1,253      2,540      2,548
    Subordinated Debentures               1,079        613      2,160      1,213
                                        -------    -------    -------    -------
       Total interest expense             7,358      7,308     14,498     14,530
                                        -------    -------    -------    -------

Net interest income                      17,065     14,005     32,683     26,582

Provision for loan losses                 2,551      2,000      4,200      3,722

Other income:
    Service charges and fees              2,418      2,225      4,685      4,476
    Gain on sales of loans receivable       707      1,062      1,313      1,999
    Gain on sales of investment
      securities                             --         25          1         27
    Other noninterest income                159        286        403        578
                                        -------    -------    -------    -------
       Total other income                 3,284      3,598      6,402      7,080

Other expenses:
    Salaries and employee benefits        5,171      4,921     10,330      9,233
    Occupancy                             2,265      1,938      4,496      3,860
    FDIC and other insurance                 96         78        191        156
    Other real estate                        24          9         41        170
    General and administrative            3,046      2,347      6,056      4,768
                                        -------    -------    -------    -------
       Total other expenses              10,602      9,293     21,114     18,187
                                        -------    -------    -------    -------
Income before taxes                       7,196      6,310     13,771     11,753
    Taxes on income                       2,592      2,277      4,965      4,207
                                        -------    -------    -------    -------
Net income                              $ 4,604    $ 4,033    $ 8,806    $ 7,546
                                        =======    =======    =======    =======

SOUTHWEST BANCORP, INC.
AVERAGE BALANCES, YIELDS AND RATES
(DOLLARS IN THOUSANDS)
                                                 FOR THE THREE MONTHS ENDED
                                                        JUNE 30, 2004
                                               ---------------------------------
                                                            INTEREST   AVERAGE
                                                AVERAGE      INCOME/    YIELD/
                                                BALANCE      EXPENSE     RATE
                                               ----------   --------   --------

ASSETS:
   Loans receivable                            $1,473,538   $ 22,419       6.12%
   Investment securities                          218,987      2,002       3.68
   Other interest-earning assets                    1,436          2       0.56
                                               ----------   --------   --------
      Total interest-earning assets             1,693,961     24,423       5.80
   Noninterest-earning assets                      65,489
                                               ----------
      Total assets                             $1,759,450
                                               ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
    Interest-bearing demand                    $   61,757   $     91       0.59%
    Money market accounts                         414,304      1,450       1.41
    Savings accounts                                7,629          4       0.21
    Time deposits                                 662,647      3,416       2.07
                                               ----------   --------   --------
       Total interest-bearing deposits          1,146,337      4,961       1.74
    Other borrowings                              243,138      1,318       2.18
    Subordinated Debentures                        72,180      1,079       5.98
                                               ----------   --------   --------
       Total interest-bearing liabilities       1,461,655      7,358       2.02
                                                            --------   --------
    Noninterest-bearing demand                    171,977
    Other noninterest-bearing liabilities           9,931
    Shareholders' equity                          115,887
                                               ----------
       Total liabilities and
         shareholders' equity                  $1,759,450
                                               ==========

    Net interest income                                     $ 17,065
                                                            ========
    Interest rate spread                                                   3.78%
                                                                       =========
    Net interest margin (1)                                                4.05%
                                                                       =========
    Ratio of average interest-earning assets
       to average interest-bearing liabilities    115.89%
                                               ==========

    Net interest income and margin
       (tax-equivalent basis) (2)                           $ 17,147       4.07%
                                                            ========   =========

(1) The net interest margin is equal to annualized net interest income divided by average interest-earning assets.

(2) In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent on taxable investments and loans, a tax equivalent adjustment is made equally to interest income and income tax expense with no effect on after tax income. The tax equivalent adjustment has been computed using a federal income tax rate of 35%.

SOUTHWEST BANCORP, INC.
AVERAGE BALANCES, YIELDS AND RATES
(DOLLARS IN THOUSANDS)
                                                  FOR THE SIX MONTHS ENDED
                                                         JUNE 30, 2004
                                               --------------------------------
                                                            INTEREST    AVERAGE
                                                AVERAGE      INCOME/     YIELD/
                                                BALANCE      EXPENSE     RATE
                                               ----------   --------   --------

ASSETS:
   Loans receivable                            $1,426,632   $ 43,223       6.09%
   Investment securities                          212,910      3,955       3.74
   Other interest-earning assets                    1,054          3       0.57
                                               ----------   --------   --------
      Total interest-earning assets             1,640,596     47,181       5.78
   Noninterest-earning assets                      64,121
                                               ----------
      Total assets                             $1,704,717
                                               ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
   Interest-bearing demand                     $   60,686   $    177       0.59%
   Money market accounts                          400,096      2,804       1.41
   Savings accounts                                 7,478          9       0.24
   Time deposits                                  647,182      6,808       2.12
                                               ----------   --------   --------
      Total interest-bearing deposits           1,115,442      9,798       1.77
   Other borrowings                               227,728      2,540       2.24
   Subordinated Debentures                         72,180      2,160       5.99
                                               ----------   --------   --------
      Total interest-bearing liabilities        1,415,350     14,498       2.06
                                                            --------   --------
   Noninterest-bearing demand                     165,231
   Other noninterest-bearing liabilities            9,835
   Shareholders' equity                           114,301
                                               ----------
      Total liabilities and
        shareholders' equity                   $1,704,717
                                               ==========

   Net interest income                                      $ 32,683
                                                            ========
   Interest rate spread                                                    3.72%
                                                                       ========
   Net interest margin (1)                                                 4.01%
                                                                       ========
   Ratio of average interest-earning assets
      to average interest-bearing liabilities      115.91%
                                               ==========

   Net interest income and margin
      (tax-equivalent basis) (2)                            $ 32,500       4.03%
                                                            ========   =========

(1) The net interest margin is equal to annualized net interest income divided by average interest-earning assets.

(2) In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent on taxable investments and loans, a tax equivalent adjustment is made equally to interest income and income tax expense with no effect on after tax income. The tax equivalent adjustment has been computed using a federal income tax rate of 35%.

SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                FOR THE THREE MONTHS                      FOR THE SIX MONTHS
                                                                   ENDED JUNE 30,                           ENDED JUNE 30,
                                                              2004               2003                 2004                 2003
------------------------------------------------------------------------------------------------------------------------------------
 PER COMMON SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------------
    Basic Earnings                                           $ 0.38             $ 0.33               $ 0.73               $ 0.63
    Diluted Earnings                                           0.36               0.33                 0.70                 0.62
    Dividends declared                                         0.07               0.06                 0.14                 0.13
    Book value (at period end)                                                                         9.67                 8.80

------------------------------------------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
------------------------------------------------------------------------------------------------------------------------------------
    Basic                                                12,074,336         11,792,068           12,034,868           11,723,912
    Diluted                                              12,546,687         12,199,100           12,521,389           12,161,674

------------------------------------------------------------------------------------------------------------------------------------
 KEY RATIOS:
------------------------------------------------------------------------------------------------------------------------------------
    Return on average assets                                   1.05%              1.07%                1.04%                1.04%
    Return on average total shareholders' equity              15.98%             16.04%               15.49%               15.33%
    Efficiency ratio                                          52.10%             52.79%               54.02%               54.03%

------------------------------------------------------------------------------------------------------------------------------------
 CAPITAL RATIOS AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------------------
    Leverage ratio                                                                                     8.96%                9.04%
    Tier I capital ratio                                                                              10.69%               10.74%
    Total capital ratio                                                                               13.98%               12.69%
    Tier I capital                                                                               $  157,502           $  136,462
    Total capital                                                                                   205,909              161,200
    Total risk adjusted assets                                                                    1,473,396            1,270,050

------------------------------------------------------------------------------------------------------------------------------------
 LOAN COMPOSITION AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------------------
    Real estate mortgage:
        Commercial                                                                               $  461,435           $  383,570
        One-to-four family residential                                                               84,633               95,185
    Real estate construction                                                                        254,982              200,809
    Commercial                                                                                      377,322              392,084
    Installment and consumer:
        Government-guaranteed student loans                                                         292,858              162,812
        Other                                                                                        27,531               24,855
                                                                                                 ----------           ----------
            Total loans, including loans held for sale                                           $1,498,761           $1,259,315
    Less:  Allowance for loan losses                                                                (17,790)             (13,877)
                                                                                                 ----------           ----------
            Total loans, net                                                                     $1,480,971           $1,245,438
                                                                                                 ==========           ==========

SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         FOR THE SIX MONTHS
                                                                                                           ENDED JUNE 30,
                                                                                                     2004                 2003
------------------------------------------------------------------------------------------------------------------------------------
 ASSET QUALITY AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------------------
   Nonaccrual loans (1)                                                                              $14,301             $ 10,337
   Restructured loans                                                                                      -                    -
   90 day past due and accruing (2)                                                                    3,663                2,009
                                                                                                     -------             --------
       Total nonperforming loans (3)                                                                 $17,964             $ 12,346
                                                                                                     =======             ========
   Other real estate owned                                                                           $ 2,087             $    551
   Allowance for loan losses as a percentage of total loans                                             1.19%                1.10%
   Allowance for loan losses as a percentage of nonperforming loans                                    99.03%              112.40%
   Nonperforming loans as a percentage of total loans                                                   1.20%                0.98%
   Nonperforming assets as a percentage of total loans and other real estate                            1.34%                1.02%

   Total charge-offs                                                                                 $ 2,522             $  1,979
   Total recoveries                                                                                      264                  246
                                                                                                     -------             --------
       Net charge-offs                                                                               $ 2,258             $  1,733
                                                                                                     =======             ========
   Net charge-offs as a percentage of average loans                                                     0.32%                0.28%

------------------------------------------------------------------------------------------------------------------------------------
 OTHER MISCELLANEOUS INFORMATION AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------------------
    Goodwill                                                                                        $    194             $    194
    Mortgage Servicing Rights                                                                          1,159                1,008
    Non-mortgage Servicing Rights                                                                         86                  110
                                                                                                    --------             --------
        Total Intangible Assets                                                                     $  1,439             $  1,312
                                                                                                    ========             ========

    1-4 family mortgage loans serviced for others                                                   $122,705             $119,061
    Intangible amortization expense                                                                      159                  236

    FTE employees (at period end)                                                                        331                  326
    Number of ATMs                                                                                       285                  338
    Number of branches                                                                                     0                    0


(1) The government-guaranteed portion of loans included in these totals were $1.4 million (2004) and $1.1 million (2003).

(2) The government-guaranteed portion of loans included in these totals were $215,000 (2004) and $0 (2003).

(3) The government-guaranteed portion of loans included in these totals were $1.6 million (2004) and $1.1 million (2003).